Exhibit 99.8

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial statements (the “Unaudited Pro Forma Financial Statements”) have been derived by the application of pro forma adjustments to the historical unaudited consolidated interim financial statements of Knight, incorporated by reference and GETCO, included elsewhere in this joint proxy statement/prospectus and the historical audited consolidated financial statements of Knight, incorporated by reference, and GETCO, included elsewhere in this joint proxy statement/prospectus. The historical financial statements of GA-GTCO contained principally GA-GTCO’s investment in GETCO. As a first step of the Transactions (as defined below), GA-GTCO Interholdco, LLC, which is the holder of all of the interests in GA-GTCO, will exchange its interests in GA-GTCO for shares of common stock and warrants of KCG in the merger of GA-GTCO with and into GA-GTCO Acquisition, LLC, a wholly owned direct subsidiary of KCG. The units of GETCO acquired by GA-GTCO Acquisition, LLC in the GA-GTCO merger will be cancelled as part of the Transactions. The historical financial statements of GA-GTCO also included certain assets and liabilities ancillary to its investment in GETCO that will be removed from GA-GTCO’s financial statements prior to the closing of the GA-GTCO merger and therefore not transferred to KCG as part of the Transactions. The only assets of GA-GTCO that will remain at and after the time of closing are potential tax receivables, which are required to be paid to GA-GTCO Interholdco, LLC upon receipt pursuant to the merger agreement. Accordingly, the acquisition of GA-GTCO has no impact on the Unaudited Pro Forma Financial Statements and as a result information about GA-GTCO has not been included in this analysis.

The unaudited pro forma condensed combined consolidated balance sheet (the “Unaudited Pro Forma Balance Sheet”) at March 31, 2013 gives effect to the mergers, including: (i) the accounting acquisition of Knight by GETCO, (ii) the assumed debt financing as part of the transactions and repayment of substantially all existing Knight and GETCO long-term debt, (iii) the cash election by existing holders of Knight common stock, as discussed in more detail below, (iv) the capital contribution by affiliates of General Atlantic to GETCO (together with (i), (ii), and (iii), the “Transactions”) and (v) such other adjustments as described in the footnotes below as if these transactions occurred on March 31, 2013.

The unaudited pro forma condensed combined consolidated statements of operations (the “Unaudited Pro Forma Income Statements”) for the three months ended March 31, 2013 and the year ended December 31, 2012, give effect to the Transactions as if they had occurred on January 1, 2012, and reflect pro forma adjustments that are expected to have a continuing impact on the results of operations.

Note that certain reclassifications have been made to the historical financial statements of GETCO and Knight to align their presentation in the Unaudited Pro Forma Financial Statements.

The Unaudited Pro Forma Financial Statements have been prepared by management for illustrative purposes only and do not purport to represent what the results of operations, balance sheet data or other financial information of KCG would have been if the Transactions had occurred as of the dates indicated or what such results will be for any future periods. The pro forma adjustments are based on the preliminary assumptions and information available at the time of the preparation of this joint proxy statement/prospectus. The historical financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the Unaudited Pro Forma Income Statements, expected to have a continuing impact on the combined results of KCG. As such, the Unaudited Pro Forma Income Statements for the three months ended March 31, 2013 and the year ended December 31, 2012 presented do not reflect non-recurring charges that will be incurred in connection with the Transactions. The Unaudited Pro Forma Income Statements also do not reflect any cost savings from potential operating efficiencies or associated costs to achieve such savings or synergies that are expected to result from the Transactions nor do they include any costs associated with severance, exit or disposal of businesses or assets, restructuring or integration activities resulting from the Transactions, as they are currently not known, and to the extent they arise, they are expected to be non-recurring and will not have been incurred at the closing date of the mergers. However, such costs could affect the combined company following the mergers in the period the costs are incurred. Further, the Unaudited Pro Forma Financial Statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the mergers.

The Unaudited Pro Forma Financial Statements have been prepared giving effect to the accounting acquisition of Knight by GETCO in a transaction to be accounted for as a purchase in accordance with ASC Topic No. 805, Business Combinations. Under the acquisition method of accounting, the total estimated purchase price, calculated as described in the notes to the Unaudited Pro Forma Financial Statements, is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. See “The Mergers—Accounting Treatment” beginning on page [    ].

For purposes of the Unaudited Pro Forma Financial Statements, Knight and GETCO management have made a preliminary allocation of the estimated purchase price of the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates of their fair values, as described in the notes to these Unaudited Pro Forma Financial Statements. A final purchase price allocation will be based on the actual net tangible and intangible assets that exist as of the acquisition date and will be completed after asset and liability valuations are finalized. Any final adjustments may change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in differences when compared to the pro forma adjustments included in the Unaudited Pro Forma Financial Statements presented herein. Amounts preliminarily allocated to assets and liabilities may change significantly, which could result in a material increase or decrease in pro forma depreciation or amortization expense. Estimates related to the determination of the useful lives of assets acquired may also change, which could result in a material increase or decrease in pro forma depreciation or amortization expense.

The pro forma adjustments represent Knight and GETCO managements’ estimates based on information available as of the date of this joint proxy statement/prospectus and are subject to change as additional information becomes available and additional analyses are performed. The cash/stock election of existing Knight stockholders’ common stock with respect to the Transactions is subject to several potential outcomes that could have a wide range of possible effects. The Unaudited Pro Forma Financial Statements have been prepared to reflect the different outcomes of the election as described in the “The Merger Agreement—Merger Consideration; Conversion of Shares and Units” beginning on page [    ]. The two scenarios, Minimum Case and Maximum Case (as defined below), have the Knight stockholders either electing (a) the maximum number of shares of KCG common stock and no cash in the Minimum Case, or (b) the maximum amount of cash ($720.0 million in aggregate) and the minimum number of shares of KCG common stock in the Maximum Case.

Minimum Case

The Minimum Case scenario assumes that all existing Knight stockholders will not elect to receive cash for their common stock and will receive subject to certain adjustments to prevent issuance of fractional shares, one third of a share of common stock in KCG for each share of Knight common stock they hold prior to the completion of the mergers. This scenario would result in former GETCO unitholders owning 41.7% of KCG on a pro forma basis immediately following the mergers (excluding shares of KCG common stock issuable upon exercise of the warrants). With respect to this scenario, GETCO will be deemed the accounting acquirer of Knight and the acquisition will be treated as a reverse merger. This determination is made based on the consideration of all quantitative and qualitative factors, including the following:

•	certain former unitholders of GETCO will control the largest blocks of voting shares in KCG with the remaining shares of KCG being owned in smaller amounts by a diverse group of investors;

•	five of the initial nine members of KCG’s Board of Directors will be selected by GETCO or GA-GTCO, while Knight will select the remaining four members, including the Chairman of the Board; and

•	the Chief Executive Officer and other key management of GETCO will assume leadership positions at KCG upon consummation of the Transactions.

Under this scenario, KCG will refinance approximately $490.0 million of existing Knight and GETCO debt based on the terms of the commitment letter. In this scenario, KCG will borrow approximately $840.0 million, with $535.0 million borrowed under the first lien term loan facility and $305.0 million borrowed as second lien notes. Also up to $55.0 million in additional contributions will be sourced from affiliates of General Atlantic to GETCO immediately prior to the consummation of the mergers.

Maximum Case

The Maximum Case assumes that existing Knight stockholders elect to receive the maximum amount of cash consideration of $720.0 million as described in “The Merger Agreement—Merger Consideration; Conversion of Shares and Units” beginning on page [    ].

In this scenario, each remaining share of Knight common stock held by existing Knight stockholders will be exchanged on a three-for-one basis for KCG common stock. This scenario would result in former GETCO unitholders owning approximately 64.3% of KCG on a pro forma basis (excluding shares of KCG common stock issuable upon exercise of the warrants). With respect to this scenario, GETCO will be deemed the accounting acquirer of Knight and the acquisition will be treated as a reverse merger based on the controlling ownership position of the former GETCO unitholders and factors similar to those described above with respect to the Minimum Case.

Under this scenario, KCG will refinance approximately $490.0 million of existing Knight and GETCO debt based on the terms of the commitment letter. In this scenario, KCG will borrow approximately $840.0 million, with $535.0 million borrowed under the first lien term loan facility and $305.0 million borrowed as second lien notes. Also up to $55.0 million in additional contributions will be sourced from affiliates of General Atlantic to GETCO immediately prior to the consummation of the mergers

Both Cases

In the accompanying notes, we describe the assumptions underlying the pro forma adjustments for both the Minimum Case and the Maximum Case. The Unaudited Pro Forma Financial Statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Financial Statements;

•	the separate historical audited consolidated financial statements of GETCO as of and for the year ended December 31, 2012, included herein;

•	the separate historical unaudited consolidated interim financial statements of GETCO as of and for the three months ended March 31, 2013, included herein;

•

the separate historical audited consolidated financial statements and notes thereto of Knight as of and for the year ended December 31, 2012, included in Knight’s Current Report on Form 8-K filed on May 13, 2013 and incorporated by reference herein;

•

the separate historical unaudited consolidated interim financial statements and notes thereto of Knight as of and for the three months ended March 31, 2013, included in Knight’s Quarterly Report on Form 10-Q and incorporated by reference herein;

•

the other information contained in or incorporated by reference into this document. See “Incorporation of Certain Documents by Reference”, “Selected Historical Consolidated Financial Data of Knight” and “Selected Historical Consolidated Financial Data of GETCO”.

KCG Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of March 31, 2013

(dollars and shares in millions, except per share data)

ASSUMING MINIMUM CASE

	Unaudited Historical		Pro Forma Adjustments
	GETCO	Knight	Other Adjustments	Note		Purchase Price Adjustments	Note		Debt Refinancing	Note		KCG Pro Forma
Assets
Cash and cash equivalents	$352.2	$439.2	$55.0	(a	)	$—			$279.3	(a	)	$1,125.7
Cash and securities segregated under federal and other regulations	—	173.0	—			—			—			173.0
Receivables from brokers, dealers, exchanges and clearing organizations	202.6	1,107.2	—			—			—			1,309.8
Financial instruments owned, at fair value	686.4	6,864.9	—			—			—			7,551.3
Securities borrowed	74.4	1,414.8	—			—			—			1,489.2
Investments	257.4	79.1	(211.6)	(c	)	21.0	(b	)	—			145.9
Intangible assets, net of amortization	44.7	53.2	—			149.2	(b	)	—			247.1
Goodwill	4.6	213.9	—			(213.9)	(b	)	—			4.6
Assets of business held for sale	—	145.7	—			—			—			145.7
Income taxes receivable	—	123.0	—			—			—			123.0
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	82.2	92.2	—			(16.0)	(b	)	—			158.4
Other assets	24.2	206.6	34.5	(d	)	(15.0)	(b	)	23.9	(e	)	274.2

Total assets	$1,728.7	$10,912.8	$(122.1)			$(74.7)			$303.2			$12,747.9

Liabilities and Equity
Financial instruments sold not yet purchased, at fair value	$587.3	$1,726.9	$—			$—			$—			$2,314.2
Payables to brokers, dealers and clearing organizations	5.4	404.0	—			—			—			409.4
Collateralized financings	—	6,089.2	—			—			—			6,089.2
Payables to customers	—	462.0	—			—			—			462.0
Compensation payable	10.7	64.9	—			7.5	(b	)	—			83.1
Liabilities of business held for sale	—	85.6	—			—			—			85.6
Accounts payable and accrued expenses	121.5	201.7	—			33.9	(b	)	150.4	(a	)	507.5
Long-term debt	34.2	392.5	—			(1.4)	(b	)	198.9	(a	)	624.2

Total liabilities	759.1	9,426.8	—			40.0			349.3			10,575.2
Total Equity
Members’ Equity	843.3	—	(843.3)	(d	)	—			—			—
Common Stock	—	4.5	0.5	(a,d	)	(3.2)	(f	)	—			1.8
Additional paid in Capital	—	1,647.9	847.0	(a,d	)	(277.9)	(f	)	(46.1)	(a,e	)	2,170.9
Retained Earnings	—	701.2	—			(701.2)	(f	)	—			—
Treasury stock, at cost	—	(864.4)	—			864.4	(f	)	—			—
Accumulated other comprehensive income	126.3	(3.2)	(126.3)	(c	)	3.2	(f	)	—			—

Total Equity	969.6	1,486.0	(122.1)			(114.7)			(46.1)			2,172.7

Total Liabilities and Equity	$1,728.7	$10,912.8	$(122.1)			$(74.7)			$303.2			$12,747.9

Book value per share												$11.94

Pro forma shares outstanding												182.0

See accompanying notes to the Unaudited Pro Forma Financial Statements—Minimum Case

KCG Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For three months ended March 31, 2013

(dollars and shares/units in millions, except per share data)

ASSUMING MINIMUM CASE

	Unaudited Historical		Pro Forma Adjustments
	GETCO	Knight	Other Adjustments	Note		Purchase Price Adjustments	Note		Debt Refinancing	Note		KCG Pro Forma
Revenues
Total Revenues	$112.9	$285.2	$—			$—			$—			$398.1
Expenses
Employee compensation and related benefits	32.6	107.8	(0.8)	(i	)	—			—			139.6
Regulatory, exchange and clearing fees	41.0	50.5	—			—			—			91.5
Communications and data processing	19.7	22.2	1.0	(i	)	—			—			42.9
Depreciation and amortization	8.2	9.7	—			3.9	(h	)	—			21.8
Professional fees	7.0	13.0	(6.1)	(i	)	—			—			13.9
Occupancy, communication, and office	3.9	5.4	—			—			—			9.3
Writedown of assets & lease loss accrual and restructuring	2.6	—	—			—			—			2.6
Payments for order flow	0.9	35.1	—			—			—			36.0
Interest expense	0.5	13.1	—			—			2.7	(j	)	16.3
Other	3.8	10.5	—			—			0.5	(j	)	14.8

Total expenses	120.2	267.3	(5.9)			3.9			3.2			388.7
Income (loss) before income taxes	(7.3)	17.9	5.9			(3.9)			(3.2)			9.4
Provision (benefit) for income taxes	2.0	6.9	(2.5)	(g	)	(1.5)	(g	)	(1.3)	(g	)	3.6

Income (loss) from continuing operations	$(9.3)	$11.0	$8.4			$(2.4)			$(1.9)			$5.8

Basic earnings (loss) per share/unit from continuing operations	$(0.82)	$0.04										$0.03

Diluted earnings (loss) per share/unit from continuing operations	$(0.82)	$0.03										$0.03

Weighted average shares/units outstanding—Basic	8.0	253.0										182.0

Weighted average shares/units outstanding—Diluted	8.0	361.1										182.0

See accompanying notes to the Unaudited Pro Forma Financial Statements—Minimum Case

KCG Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the year ended December 31, 2012

(dollars and shares/units in millions, except per share data)

ASSUMING MINIMUM CASE

	Historical		Pro Forma Adjustments
	GETCO	Knight	Other Adjustments	Note		Purchase Price Adjustments	Note		Debt Refinancing	Note		KCG Pro Forma
Revenues
Total Revenues	$551.5	$590.3	$—			$—			$—			$1,141.8
Expenses
Employee compensation and related benefits	161.4	407.3	(3.3)	(i	)	—			—			565.4
Regulatory, exchange and clearing fees	185.8	195.4	—			—			—			381.2
Communications and data processing	84.1	89.0	6.0	(i	)	—			—			179.1
Depreciation and amortization	34.9	43.1	—			14.5	(h	)	—			92.5
Professional fees	19.2	29.7	(8.7)	(i	)	—			—			40.2
Occupancy, communication, and office	16.0	22.2	—			—			—			38.2
Writedown of assets & lease loss accrual and restructuring	—	28.7	—			—			—			28.7
Payments for order flow	3.3	90.6	—			—			—			93.9
Interest expense	2.7	51.0	—			—			24.4	(j	)	78.1
Other	17.7	46.1	1.6	(i	)	—			2.3	(j	)	67.7

Total expenses	525.1	1,003.1	(4.4)			14.5			26.7			1,565.0
Income (loss) before income taxes	26.4	(412.9)	4.4			(14.5)			(26.7)			(423.2)
Provision (benefit) for income taxes	10.3	(146.3)	1.9	(g	)	(5.7)	(g	)	(10.5)	(g	)	(150.3)

Income (loss) from continuing operations	$16.2	$(266.6)	$2.5			$(8.8)			$(16.2)			$(272.9)

Basic earnings (loss) per share/unit from continuing operations	$1.29	$(5.38)										$(1.50)

Diluted earnings (loss) per share/unit from continuing operations	$1.29	$(5.38)										$(1.50)

Weighted average shares/units outstanding—Basic	8.6	119.4										182.0

Weighted average shares/units outstanding—Diluted	8.6	119.4										182.0

See accompanying notes to the Unaudited Pro Forma Financial Statements—Minimum Case

Notes to the Unaudited Pro Forma Financial Statements—Minimum Case

The Unaudited Pro Forma Financial Statements include certain pro forma adjustments to give effect to the Transactions. The pro forma adjustments are as follows:

Unaudited Pro Forma Balance Sheet:

a)	The Unaudited Pro Forma Balance Sheet reflects the incurrence of debt, use of cash on hand, contribution of equity, payment of acquisition consideration (stock consideration only) and the payment of fees and expenses in connection with the Transactions as if they had occurred on March 31, 2013 as follows:

(in millions)
	Sources of Funds		Uses of Funds
First Lien Term Loans (i)	$535.0	Refinance of Knight Debt (iv)	$475.5
Second Lien Term Notes (i)	305.0	Refinance of GETCO Debt (v)	15.2
General Atlantic Additional Contribution (iii)	55.0	Increased Operating Cash (ii)	334.3
		Debt Placement Costs (vi)	28.1
		Deal Fees (vi)	41.9

Total Sources	$895.0	Total Uses	$895.0

i.	Represents estimated amount KCG will borrow under the first lien term loan facility ($535.0 million) and second lien term notes ($305.0 million) and included as an increase in long-term debt for the long term portion of first lien term loan facility and the second lien term notes, increase in accounts payable and accrued expenses for the first lien term loan facility payable within the first twelve months ($235.0 million) and increase in cash and cash equivalents in debt refinancing.
ii.	Represents pro forma estimated additional cash on hand at both Knight and GETCO at March 31, 2013 after financing the merger to finance working capital requirements.
iii.	Represents the capital contribution from affiliates of General Atlantic to GETCO immediately prior to the consummation of the mergers and is included in other adjustments. (Additional paid in capital of $55.0 million and Common stock of a number that rounds to $0.0)
iv.	Represents $375.0 million of cash convertible notes and $100.0 million of borrowing under a credit arrangement included in long-term debt, which includes $50.0 million currently payable, and $0.5 million of interest payable included in accounts payable and accrued expenses. These amounts are included in debt refinancing.
v.	Represents $15.0 million of long term notes payable included in long-term debt and $0.2 million of interest payable included in accounts payable and accrued expenses. These amounts are included in debt refinancing.
vi.	To effect the Transactions, GETCO and Knight are expected to incur approximately $70.0 million of transaction expenses representing approximately $41.9 million to be expensed as deal fees and $28.1 million in capitalized deferred debt placement costs to be amortized over the lives of the loans described in i. above.

b)	The acquisition of Knight will be accounted for as a business combination under the acquisition method of accounting pursuant to ASC 805 Business Combinations. The pro forma adjustments reflect the preliminary estimate of (i) the fair value of the consideration transferred with respect to the Transactions and (ii) the preliminary estimate of the fair value of identifiable assets acquired and liabilities assumed. The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of the assets acquired, including the fair values of the acquired intangible assets, and the liabilities assumed as of the acquisition date. As such, the following preliminary purchase price allocation is subject to adjustment and such adjustments may be material:

Purchase Price Calculations		(in millions)
Total Consideration	Basis of Calculation	Total
Estimated fair value of KCG shares issued to current Knight shareholders	301.0 M shares @ $ 3.75	$1,128.8
Vested RSUs (i)	5.6 M shares @ $ 3.75	21.0
Fair value of non-vested RSUs earned (i)	2.2 M shares @ $ 3.75	8.2
Fair value of previously held equity interest:
Existing GETCO ownership of Knight	56.9 M shares @ $ 3.75	213.3

Total Consideration and Fair value of previously held equity interest		$1,371.3

Identifiable Net Assets
Cash and cash equivalents		$439.2
Cash and securities segregated under federal and other regulations		173.0
Receivables from brokers, dealers, exchanges and clearing organizations		1,107.2
Financial instruments owned, at fair value		6,864.9
Securities borrowed		1,414.8
Investments (ii)		100.1
Intangibles (iii)		202.4
Assets of business held for sale		145.7
Income taxes receivable		123.0
Fixed assets and leasehold improvements, net (iv)		76.2
Other assets (v)		191.6

Total Assets		10,838.1
Financial instruments sold, not yet purchased, at fair value		1,726.9
Payables to brokers, dealers and clearing organizations		404.0
Collateralized financings		6,089.2
Payable to customers		462.0
Compensation payable (vi)		72.4
Accrued expenses and other liabilities (vii)		235.6
Liabilities of business held for sale		85.6
Long-term debt (viii)		391.1

Total Liabilities		9,466.8
Total identified assets acquired, net of assumed liabilities		1,371.3

Goodwill (ix)		$—

i.

Vested RSUs represent outstanding Knight RSUs at March 31, 2013 which, based upon the terms of such RSUs, will vest upon the merger. Upon completion of the mergers, holders of such RSUs will receive one third of a share of common stock of KCG for each such RSU. As such, these RSUs are included in deal consideration. Fair value of non-vested RSUs earned represent a portion of the value of the outstanding Knight RSUs (11.6 million) at March 31, 2013 which, based upon the terms of such RSUs, will not vest upon the merger. Upon completion of the mergers, holders of these RSUs will receive one third of a share of unvested KCG RSUs for each such Knight RSU surrendered, with the vesting (i.e., service condition) of such replacement RSUs being equal to those of the Knight RSUs that will be surrendered. The portion of the replacement RSUs that is being included in Total Consideration has been determined pursuant to

ASC 805-30-30-9 through 13 based on fair values of the replacement awards less the amount attributed to pre-merger service. There are also certain fully vested and exercisable Knight options outstanding that entitle the holders to purchase Knight shares. These options have not been included in the determination of purchase consideration because management does not expect any of these options to be exercised prior to the acquisition date because their exercise prices, which as of March 31, 2013 ranged from $6.06 to $19.36, are significantly greater than the estimated Knight share value of $3.75. In addition, the intrinsic value as measured by a Black-Scholes valuation is not significant.
ii.	Represents the impact of adjusting Knight’s existing investments to fair value at the time of mergers (representing an increase in investments of $21.0 million).
iii.	Represents acquired identifiable intangible assets of $202.4 million related to technology, customer relationships and trade name, which is an increase of $149.2 million from Knight’s intangible asset balance as of March 31, 2013.
iv.	Reflects the re-characterization of capitalized internally developed software as technology intangibles ($16.0 million).
v.	Reflects a $15.0 million reduction in net deferred tax assets related to the preliminary purchase price adjustments primarily related to changes in goodwill and intangibles. At March 31, 2013, Knight had historical goodwill and intangibles of $267.1 million comprising goodwill of $213.9 million and intangible assets, net of accumulated amortization of $53.2 million. A portion of the existing Knight ($134.2 million) goodwill is not deductible for tax purposes and therefore is not included in the current deferred tax asset. As indicated above, Knight’s intangibles have a fair value of $202.4 million at March 31, 2013.
vi.	Reflects the assumed liability of the retention payment for the KCG Chairman of the Board due at close ($7.5 million).
vii.	Reflects the impact of the change in control provision at the date of the merger on the existing Knight debt (increase of $33.9 million in accounts payable and accrued expenses). This $33.9 million plus the $391.1 million fair value of this debt (see viii below) equals $425.0 million, which is the total amount of repayment required following the change in control.
viii.	Represents the impact of adjusting Knight’s existing long-term debt to fair value of $391.1 million at the time of mergers (decrease in long-term debt of $1.4 million).
ix.	Represents a reduction of $213.9 million in Knight’s goodwill balance as of March 31, 2013.

c)	Represents the elimination of the GETCO investment in Knight Common stock at fair value ($211.6 million), which includes $126.3 million recorded in other comprehensive income relating to unrealized gain on this investment through March 31, 2013.

d)	As a result of the Transactions, the GETCO partnership structure is treated as being recast into a corporate structure (for accounting purposes). The following assumptions have been made:

i.	Common Stock reflects the KCG share equivalent at par value of $0.01 ($0.7 million) based on 71.0 million shares issued to GETCO Class A, Class B and Class P unitholders based on the agreed conversion ratios, and 4.9 million shares issued to GA-GTCO for their $55.0 million contribution outlined in (a) above.

ii.	As of March 31, 2013, GETCO will create a deferred tax asset to reflect the beginning deferred tax balance at the transaction date ($34.5 million). The deferred tax asset is created by the following book and tax differences as of March 31, 2013.

As of March 31, 2013
Intangible assets	$3.0
Fixed Assets	(13.6)
Investments	2.2
Intangibles as part of equity*	91.9
Timing of other expenses	3.8

Total deferred items	87.3
Effective tax rate	39.5%

Deferred taxes	$34.5

*	Represents amortizable intangibles from partner repurchases and sales which transfer to the company less the non-taxable gain on Knight shares from GETCO.

This amount has been included as an increase of net deferred tax assets within the other assets line item and an increase in additional paid in capital.

iii.	The remainder of members’ equity has been reclassified as additional paid in capital. Below is a full reconciliation of the re-categorization of GETCO members’ equity.

	Common Stock	Additional paid in Capital
Pro forma share adjustment (1)	$0.5	$—
Remaining GETCO Historic Members’ equity	—	842.8
Reflecting the deferred tax assets from (ii) above	—	34.5
General Atlantic investment of $55.0 million	—	55.0
Intercompany elimination of Knight investment at original value	—	(85.3)

Amounts reflected in Other adjustments	$0.5	$847.0

1.	Represents the par value of the incremental shares received by GETCO unitholders (71.0 million shares less 19.0 million shares (as converted) @ $0.01 per share)

e)	Represents the elimination of existing deferred financing costs of $4.2 million ($0.2 million and $4.0 million for GETCO and Knight, respectively) and the capitalization of estimated deferred financing costs associated with the new debt financing of $28.1 million. Actual deferred financing costs may differ.

f)	The pro forma adjustments to stockholders’ equity in purchase price adjustments represent the elimination of historical Knight stockholders’ equity and the equity purchase (consideration) from GETCO as follows:

	Elimination of existing Equity	Total Consideration and Fair Value of previously held equity interest (i)	Change in Equity
Common Stock	$(4.5)	$1.3	$(3.2)
Additional paid in Capital	(1,647.9)	1,370.0	(277.9)
Retained Earnings	(701.2)		(701.2)
Treasury stock, at cost	864.4		864.4
Accumulated other comprehensive income	3.2		3.2

	$(1,486.0)	$1,371.3	$(114.7)

Consideration paid		$1,371.3
Less par value (ii)		(1.3)

Change in Additional paid in Capital		$1,370.0

i.	Represents total consideration of $1,371.3 (as described in (b)) with the excess of the total over the par value of KCG shares issued to current Knight stockholders and RSU holders plus the par value of GETCO’s existing ownership in Knight (as described in f.ii. below) being recorded in Additional paid in capital.
ii	Represents the par value ($0.01 per share) of the KCG shares and RSUs issued to current Knight stockholders (100.3 million shares), vested RSU holders (1.9 million shares/RSUs), and all non-vested RSU holders (3.9 million RSUs) and of GETCO’s previously held equity interest (19.0 million shares), as detailed in the table below.

Par Value Calculation

	Shares of Knight	Equivalent shares of KCG*	Par Value**
Current Knight Stockholders	301.0	100.3	1.0
Vested RSU’s	5.6	1.9	0.0
Non-Vested RSU’s	11.6	3.9	0.0
Existing GETCO held equity interest in Knight	56.9	19.0	0.2

	375.1	125.0	1.3

*	Based on 3 for 1 exchange ratio
**	Par Value equivalent to $0.01 per share

Unaudited Pro Forma Income Statement:

g)	Reflects the tax effect of the pro forma adjustments, using a combined federal and state statutory income tax rate estimated at 39.5%.

h)	The pro forma adjustments related to Knight’s amortization of intangibles:

	Three Months Ended March 31, 2013	Year Ended December 31, 2012
Pro forma amortization expense (i)	$8.7	$34.7
Less: Historical amortization expense	(4.8)	(20.2)

Change in amortization expense	$3.9	$14.5

i.	Represents pro forma amortization expense relating to the preliminary fair value of Knight’s intangibles of $202.4 million being amortized over depreciable lives ranging from 5 to 10 years.

i)	Represents reclassifications of expense line items to conform GETCO’s and Knight’s historical financial statements. In addition, deal costs that are currently reflected in the income statements in both the three months ended March 31, 2013 and the year ended December 31, 2012 of $5.9 million and $4.4 million, respectively, have been removed from the income statement given that these are non-recurring charges directly related to the Transactions.

j)	Reflects changes in interest expense and deferred financing expenses for debt issued in connection with the Transactions:

	Three Months Ended March 31, 2013	Year Ended December 31, 2012
Cash Interest Expense:
Interest expense in connection with the Transactions (i)	$10.6	$55.9
Less: historical interest expense on refinanced debt (ii)
Knight	(7.7)	(30.3)
GETCO	(0.2)	(1.2)

Total pro forma adjustment	$2.7	$24.4

Deferred Financing Expense:
Amortization of debt issuance costs (iii)	$1.5	$6.1
Less: historical deferred financing expense on refinanced debt (ii)
Knight	(0.9)	$(3.6)
GETCO	(0.1)	$(0.2)

Total pro forma adjustment	$0.5	$2.3

i.	The interest rate on the first lien term loan is based on LIBOR plus a margin of 4.50%. The first lien term loan will have a first year amortization of $235.0 million with covenants restricting the use of asset sale proceeds to the retirement of debt and equal quarterly payments of $7.5 million thereafter. For purposes of the Unaudited Pro Forma Income Statements, the effective interest rate on the first lien term loan has been assumed to be 5.75%, which reflects a LIBOR floor of 1.25%. The senior secured second lien notes have a five year term. The interest rate on the second lien notes is 8.25%. The effect on net income (after taking into effect tax) of a 1/8 percent variance in interest rates would be $0.2 million and $0.6 million for the three month periods and the year, respectively.
ii.	Eliminations of interest expense, deferred debt placement costs and commitment fees incurred in historical income statements related to the existing debt of both GETCO and Knight that will be refinanced as part of the Transactions.
iii.	Assumes total capitalized debt issuance costs of $28.1 million with $20.1 million being amortized over a four and a half-year period in the case of the first lien term loan, and $8.0 million over five years for the second lien notes.

KCG Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of March 31, 2013

(dollars and shares in millions, except per share data)

ASSUMING MAXIMUM CASE

	Unaudited Historical		Pro Forma Adjustments
	GETCO	Knight	Other Adjustments	Note		Purchase Price Adjustments	Note		Share Repurchase & Debt Refinancing	Note		KCG Pro Forma
Assets
Cash and cash equivalents	$352.2	$439.2	$55.0	(a	)	$—			$(440.7)	(a	)	$405.7
Cash and securities segregated under federal and other regulations	—	173.0	—			—			—			173.0
Receivables from brokers, dealers, exchanges and clearing organizations	202.6	1,107.2	—			—			—			1,309.8
Financial instruments owned, at fair value	686.4	6,864.9	—			—			—			7,551.3
Securities borrowed	74.4	1,414.8	—			—			—			1,489.2
Investments	257.4	79.1	(211.6)	(c	)	21.0	(b	)	—			145.9
Intangible assets, net of amortization	44.7	53.2	—			149.2	(b	)	—			247.1
Goodwill	4.6	213.9	—			(213.9)	(b	)	—			4.6
Assets of business held for sale and discontinued operations	—	145.7	—			—						145.7
Income taxes receivable	—	123.0	—			—			—			123.0
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	82.2	92.2	—			(16.0)	(b	)	—			158.4
Other assets	24.2	206.6	34.5	(d	)	(15.0)	(b	)	23.9	(e	)	274.2

Total assets	$1,728.7	$10,912.8	$(122.1)			$(74.7)			$(416.8)			$12,027.9

Liabilities and Equity
Financial instruments sold not yet purchased, at fair value	$587.3	$1,726.9	$—			$—			$—			$2,314.2
Payables to brokers, dealers and clearing organizations	5.4	404.0	—			—			—			409.4
Collateralized financings	—	6,089.2	—			—			—			6,089.2
Payables to customers	—	462.0	—			—			—			462.0
Compensation payable	10.7	64.9	—			7.5	(b	)	—			83.1
Liabilities of business held for sale and discontinued operations	—	85.6	—			—			—			85.6
Accounts payable and accrued expenses	121.5	201.7	—			33.9	(b	)	150.4	(a	)	507.5
Long-term debt	34.2	392.5	—			(1.4)	(b	)	198.9	(a	)	624.2

Total liabilities	759.1	9,426.8	—			40.0			349.3			10,575.2
Total Equity
Members’ Equity	843.3	—	(843.3)	(d	)	—			—			—
Common Stock	—	4.5	0.5	(a,d	)	(3.2)	(f	)	(0.6)	(a	)	1.2
Additional paid in Capital	—	1,647.9	847.0	(a,d	)	(277.9)	(f	)	(765.5)	(a,e	)	1,451.5
Retained Earnings	—	701.2	—			(701.2)	(f	)	—			—
Treasury stock, at cost	—	(864.4)	—			864.4	(f	)	—			—
Accumulated other comprehensive income	126.3	(3.2)	(126.3)	(c	)	3.2	(f	)	—			—

Total Equity	969.6	1,486.0	(122.1)			(114.7)			(766.1)			1,452.7

Total Liabilities and Equity	$1,728.7	$10,912.8	$(122.1)			$(74.7)			$(416.8)			$12,027.9

Book value per share												$12.31

Pro forma shares outstanding												118.0

See accompanying notes to the Unaudited Pro Forma Financial Statements—Maximum Case

KCG Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For three months ended March 31, 2013

(dollars and shares/units in millions, except per share data)

ASSUMING MAXIMUM CASE

	Unaudited Historical		Pro Forma Adjustments
	GETCO	Knight	Other Adjustments	Note		Purchase Price Adjustments	Note		Share Repurchase & Debt Refinancing	Note		KCG Pro Forma
Revenues
Total Revenues	$112.9	$285.2	$—			$—			$—			$398.1
Expenses
Employee compensation and related benefits	32.6	107.8	(0.8)	(i	)	—			—			139.6
Regulatory, exchange and clearing fees	41.0	50.5	—			—			—			91.5
Communications and data processing	19.7	22.2	1.0	(i	)	—			—			42.9
Depreciation and amortization	8.2	9.7	—			3.9	(h	)	—			21.8
Professional fees	7.0	13.0	(6.1)	(i	)	—			—			13.9
Occupancy, communication, and office	3.9	5.4	—			—			—			9.3
Writedown of assets & lease loss accrual and restructuring	2.6	—	—			—			—			2.6
Payments for order flow	0.9	35.1	—			—			—			36.0
Interest expense	0.5	13.1	—			—			2.7	(j	)	16.3
Other	3.8	10.5	—			—			0.5	(j	)	14.8

Total expenses	120.2	267.3	(5.9)			3.9			3.2			388.7
Income (loss) before income taxes	(7.3)	17.9	5.9			(3.9)			(3.2)			9.4
Provision (benefit) for income taxes	2.0	6.9	(2.5)	(g	)	(1.5)	(g	)	(1.3)	(g	)	3.6

Income (loss) from continuing operations	$(9.3)	$11.0	$8.4			$(2.4)			$(1.9)			$5.8

Basic earnings (loss) per share/unit from continuing operations	$(0.82)	$0.04										$0.05

Diluted earnings (loss) per share/unit from continuing operations	$(0.82)	$0.03										$0.05

Weighted average shares/units outstanding—Basic	8.0	253.0										118.0

Weighted average shares/units outstanding—Diluted	8.0	361.1										118.0

See accompanying notes to the Unaudited Pro Forma Financial Statements—Maximum Case

KCG Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the year ended December 31, 2012

(dollars and shares/units in millions, except per share data)

ASSUMING MAXIMUM CASE

	Historical		Pro Forma Adjustments
	GETCO	Knight	Other Adjustments	Note		Purchase Price Adjustments	Note		Share Repurchase & Debt Refinancing	Note		KCG Pro Forma
Revenues
Total Revenues	$551.5	$590.3	$—			$—			$—			$1,141.8
Expenses
Employee compensation and related benefits	161.4	407.3	(3.3)	(i	)	—			—			565.4
Regulatory, exchange and clearing fees	185.8	195.4	—			—			—			381.2
Communications and data processing	84.1	89.0	6.0	(i	)	—			—			179.1
Depreciation and amortization	34.9	43.1	—			14.5	(h	)	—			92.5
Professional fees	19.2	29.7	(8.7)	(i	)	—			—			40.2
Occupancy, communication, and office	16.0	22.2	—			—			—			38.2
Writedown of assets & lease loss accrual and restructuring	—	28.7	—			—			—			28.7
Payments for order flow	3.3	90.6	—			—			—			93.9
Interest expense	2.7	51.0	—			—			24.4	(j	)	78.1
Other	17.7	46.1	1.6	(i	)	—			2.3	(j	)	67.7

Total expenses	525.1	1,003.1	(4.4)			14.5			26.7			1,565.0
Income (loss) before income taxes	26.4	(412.9)	4.4			(14.5)			(26.7)			(423.2)
Provision (benefit) for income taxes	10.3	(146.3)	1.9	(g	)	(5.7)	(g	)	(10.5)	(g	)	(150.3)

Income (loss) from continuing operations	$16.2	$(266.6)	$2.5			$(8.8)			$(16.2)			$(272.9)

Basic earnings (loss) per share/unit from continuing operations	$1.29	$(5.38)										$(2.31)

Diluted earnings (loss) per share/unit from continuing operations	$1.29	$(5.38)										$(2.31)

Weighted average shares/units outstanding—Basic	8.6	119.4										118.0

Weighted average shares/units outstanding—Diluted	8.6	119.4										118.0

See accompanying notes to the Unaudited Pro Forma Financial Statements—Maximum Case

Notes to the Unaudited Pro Forma Financial Statements—Maximum Case:

Unaudited Pro Forma Balance Sheet:

a)	Reflects the cash sources and uses of funds in connection with the Transactions as summarized below:

(in millions)
	Sources of Funds		Uses of Funds
First Lien Term Loans (i)	$535.0	Refinance of Knight Debt (iv)	$475.5
Second Lien Term Notes (i)	305.0	Refinance of GETCO Debt (v)	15.2
Internal Cash utilized (ii)	385.7	Cash election (vii)	720.0
General Atlantic Additional Contribution (iii)	55.0	Debt Placement Costs (vi)	28.1
		Deal Fees (vi)	41.9

Total Sources	$1,280.7	Total Uses	$1,280.7

Notes (i) and (iii) through (vi) are unchanged from the Minimum Case scenario.

ii.	Represents pro forma cash on hand at both Knight and GETCO at March 31, 2013 used to finance the merger.
vii.	Represents the existing Knight stockholders election to receive cash for their Knight common stock. (Additional paid in Capital of $719.4 million and Common stock of $0.6 million).

For notes (b) through (j), refer to Notes to the Unaudited Pro Forma Financial Statements—Minimum Case as they are unchanged from the Minimum Case scenario.